FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (“First Amendment”) is made and entered into as of this 29th day of April, 2011 by and between HOME HEALTH MEDICAL COMPLEX, LLC, a Delaware limited liability company (“Seller”); and G&E HC REIT II BENTON HOME HEALTH MOB, LLC, a Delaware limited liability company, its successors and assigns (“Buyer”).

Recitals

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions, dated as of April 20, 2011 (the “Purchase Agreement); and

WHEREAS, Seller and Buyer seek to amend the Purchase Agreement as set forth below;

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Recitals. The recitals set forth above are true and correct and are hereby incorporated in their entirety. Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Purchase Agreement.

2. Due Diligence Period. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties hereby acknowledge and agree that the definition of “Due Diligence Period” set forth in Section 3.2 of the Purchase Agreement as “from the Effective Date until April 29, 2011 (such period being the “Due Diligence Period”)” is hereby deleted and replaced with “from the Effective Date until May 2, 2011 (such period being the “Due Diligence Period”)”.

3. Ratifications. Except as specifically herein amended, all terms, provisions, conditions and exhibits contained in the Purchase Agreement are hereby confirmed, ratified and restated and shall remain unmodified and in full force and effect. In the event that any provision of this First Amendment shall conflict with the terms, provisions, conditions, and exhibits of the Purchase Agreement, the terms of this First Amendment shall govern and control.

4. Counterparts; Signatures. This First Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same First Amendment. Signatures to this First Amendment transmitted by .pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposes of this First Amendment.

5. Successors and Assigns. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank; Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date indicated in the preamble above.

BUYER:

G&E HC REIT II BENTON HOME HEALTH MOB, LLC,
a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Its: Authorized Signatory

SELLER:

HOME HEALTH MEDICAL COMPLEX, LLC, a Delaware limited liability company
By its Manager:
Landmark Healthcare Properties Fund, LLC, a Delaware series limited liability company, on behalf of its Home Health Series
By its sole Member:
Landmark Healthcare Companies LLC, a Delaware limited liability company
By: /s/ Nicholas F. Checota
Nicholas F. Checota President

[Signature page to First Amendment to Purchase and Sale Agreement and Escrow Instructions]